Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159855 on Form S-8 of our report dated June 22, 2017, appearing in this Annual Report on Form 11-K of the Idaho Power Company Employee Savings Plan as of December 31, 2016 and 2015 and for the year ended December 31, 2016.

/s/ EIDE BAILLY LLP

Mankato, Minnesota
June 22, 2017